                                                              Exhibit 11
                    THE BLACK & DECKER CORPORATION
                     -----------------------------
                         COMPUTATION OF EARNINGS PER SHARE
                           ---------------------------------
                      (Millions of Dollars Except Per Share Data)

                                                 For Six Months Ended
                                                 --------------------
                                         July 2, 1995              July 3, 1994
                                        -----------------        -----------------
                                                   Per                       Per
                                      Amount      Share         Amount      Share
                                      ------      -----         ------      -----
Primary:
- -------

Average shares outstanding              85.2                   84.0

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price             (Note 1)               (Note 1)
                                       --------               --------

Adjusted shares outstanding             85.2                   84.0
                                       ======                 ======


Net earnings                           $60.5                  $37.6


Less preferred stock dividend            5.8 (Note 3)           5.9
                                       ------                 ------

Net earnings attributable to
  common stock                         $54.7     $.64         $31.7          $.38
                                       ======    ====         ======        ======



Fully Diluted:  (Note 2)
- -------------

Average shares outstanding              85.2                   84.0

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the higher of average market
  price or ending market price         (Note 1)               (Note 1)
                                       --------               --------

Adjusted shares outstanding             85.2                   84.0

Average shares assumed to be
  converted through convertible
  preferred stock                        6.4                    6.4
                                       ------                 ------

Fully diluted average
  shares outstanding                    91.6                   90.4
                                       ======                 ======

Net earnings                           $60.5     $.66         $37.6          $.42
                                       =====     ====         =====          ====

Notes:    1.  Dilutive effect of common stock equivalents is less than 3% for the six-
              month periods ended July 2, 1995, and July 3, 1994, and has not been shown.

          2.  The calculation of fully diluted earnings per share is anti-dilutive and, therefore, is not presented in the financial statements.

          3.  Difference from prior year is due to rounding.
/TABLE

                                                                           Exhibit 11

                            THE BLACK & DECKER CORPORATION
                             -----------------------------
                           COMPUTATION OF EARNINGS PER SHARE
                           ---------------------------------
                     (Millions of dollars, except per share data)

                                                 For Three Months Ended
                                                 ----------------------

                                         July 2, 1995              July 3, 1994
                                       -----------------        -----------------
                                                   Per                       Per
                                      Amount      Share         Amount      Share
                                      ------      -----         ------      -----
Primary:
- -------

Average shares outstanding             85.5                    84.1

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price             (Note 1)               (Note 1)
                                       --------               --------

Adjusted shares outstanding            85.5                    84.1
                                       =====                  =====


Net earnings                           $34.8                  $23.0


Less preferred stock dividend            2.9                    2.9
                                       -----                  -----

Net earnings attributable to
  common stock                         $31.9     $.37         $20.1          $.24
                                       =====     ====         =====          ====


Fully Diluted:  (Note 2)
- -------------

Average shares outstanding              85.5                   84.1

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the higher of average market
  price or ending market price         (Note 1)                (Note 1)
                                       ---------              ---------

Adjusted shares outstanding             85.5                   84.1

Average shares assumed to be
  converted through convertible
  preferred stock                        6.3 (Note 3)           6.4
                                       ------                 ------

Fully diluted average
  shares outstanding                    91.8                   90.5
                                       ======                 ======


Net earnings                           $34.8     $.38         $23.0          $.25
                                       ======    ====         ======         ====

Notes:    1.  Dilutive effect of common stock equivalents is less than 3% for the three-
              month periods ended July 2, 1995, and July 3, 1994, and has not been shown.

          2.  The calculation of fully diluted earnings per share is anti-dilutive and, therefore, is not presented in the financial statements.

          3.  Difference from prior year is due to rounding.